UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

InVivo Therapeutics Holdings Corp.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

One Kendall Square, Suite B14402

Cambridge, MA 02139

YOUR VOTE IS EXTREMELY IMPORTANT!

June 5, 2019

Dear InVivo Stockholder,

According to our latest records, we have not yet received your voting instructions for the Annual Meeting of Stockholders of InVivo Therapeutics Holdings Corp. to be held next Tuesday June 11, 2019.  Your vote is extremely important.

Please help us avoid the burden and expense of further solicitation by casting your vote today.

Your vote must be cast no later than 11:59 pm Eastern Time on Monday, June 10, 2019 to be counted.

Voting is easy.  Regardless of the number of shares you own, it is important that they be represented at the meeting. Your vote matters to us and we need your support for our continued business activities. Please vote your shares now so that your vote can be counted without delay.  You may utilize one of the options below to ensure that your vote is promptly recorded in time for the meeting:

Vote By Internet	Vote By Telephone	Vote By Mail

http://www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on Monday, June 10, 2019.  Have your proxy card in hand when you access the website.  You will be prompted to enter your control number to create and submit an electronic ballot.

1-800-454-8683(VOTE)

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on June 10, 2019.  Have your proxy card in hand when you call.  You will be prompted to enter your control number; and then follow the directions given.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to this Shareholder Meeting or voting your shares, you may call our proxy specialists toll-free at 1-888-742-1305 between the hours of 9:00 a.m. and 6:00 p.m. Monday through Friday Eastern time. You may also contact this number to request additional proxy materials.

Your vote is important, and we urge you to vote. Thank you.

Sincerely,

Richard Toselli, M.D.

President, Chief Executive Officer and Director